Exhibit 21

SUBSIDIARIES OF HEXCEL CORPORATION

DOMESTIC:

1.                           ACM Holdings Corporation (Delaware)

2.                           Clark-Schwebel Holding Corp. (Delaware)

3.                           CS Tech-Fab Holding, Inc. (Delaware)

4.                           Hexcel Beta Corp. (Delaware)

5.                           Hexcel Far East (California)

6.                           Hexcel Foundation (California)

7.                           Hexcel International (California)

8.                           Hexcel Omega Corporation (California)

9.                           Hexcel Pacific Rim Corporation (California)

10.                     Hexcel Pacific Rim Corporation (Delaware)

11.                     Hexcel Pottsville Corporation (Delaware)

12.                     Hexcel Reinforcements Corp. (Delaware)

13.                     Hexcel Technologies Inc. (Delaware)

FOREIGN:

1.                           Hexcel Chemical Products Limited (UK)

2.                           Hexcel-China Holdings Corp. (Mauritius)

3.                           Hexcel Composites GmbH (Austria)

4.                           Hexcel Composites GmbH (Germany)

5.                           Hexcel Composites GmbH & Co. KG (Austria)

6.                           Hexcel Composites Limited (UK)

7.                           Hexcel Composites S.A. (France)

8.                           Hexcel Composites S.L. (Spain)

9.                           Hexcel Composites S.P.R.L. (Belgium)

10.                     Hexcel Composites S.r.l. (Italy)

11.                     Hexcel do Brasil Servicos S/C Ltda (Brazil)

12.                     Hexcel Europe Limited (UK)

13.                     Hexcel Foreign Sales Corporation (Barbados)

14.                     Hexcel Holding B.V. (Netherlands)

15.                     Hexcel Holding GmbH (Austria)

16.                     Hexcel Holdings Denmark ApS (Denmark)

17.                     Hexcel Holding Spain, S.L. (Spain)

18.                     Hexcel Holdings S.A. (France)

19.                     Hexcel Holdings (UK) Limited (UK)

20.                     Hexcel Overseas (UK)

21.                     Hexcel Reinforcements (France)

22.                     Hexcel SAS (France)

23.                     Hexcel Structures and Interiors GmbH (Germany)

24.                     Hexcel (UK) Limited (UK)